                               U.S. $1,000,000,000

                           CRUSADE MANAGEMENT LIMITED

                       CRUSADE GLOBAL TRUST NO. 2 of 2005

                          U.S. $1,000,000,000 Class A-1
                       Mortgage Backed Floating Rate Notes

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                               September 9, 2005

Barclays Capital Inc.,
  as Representative of the several Underwriters
200 Park Avenue, 5th Floor
New York, NY 10166

Dear Sirs:

     1. Introductory. Perpetual Trustees Consolidated Limited (ABN 81 004 029
     841), a limited liability public company under the Corporations Act of
     Australia in its capacity as trustee of the Crusade Global Trust No. 2 of
     2005 (the "ISSUER TRUSTEE") at the direction of Crusade Management Limited
     (ABN 90 072 715 916), as manager (the "TRUST MANAGER") of Crusade Global
     Trust No. 2 of 2005 (the "TRUST") proposes to sell to the several
     Underwriters listed in Schedule A hereto (the "UNDERWRITERS"), for whom you are acting as representative (the "REPRESENTATIVE"), U.S. $1,000,000,000 principal amount of Class A-1 Mortgage Backed Floating Rate Notes (the
     "CLASS A-1 NOTES") issued by the Trust. The Trust will also at the same time issue its A$600,000,000 Class A-2 Mortgage Backed Floating Rate Notes,
     its A$25,500,000 Class B Mortgage Backed Floating Rate Notes and its
     A$9,800,000 Class C Mortgage Backed Floating Rate Notes (collectively, the
     "OTHER NOTES" and together with the Class A-1 Notes, the "NOTES"). Each
     Note will be secured by the assets of the Trust. The assets of the Trust include, among other things, a pool of variable and fixed rate residential housing loans (the "HOUSING LOANS") originated or acquired by St.George
     Bank Limited (ABN 92 055 513 070) ("ST.GEORGE") including all monies at any time paid or payable thereon or in respect thereof from, the close of business on August 18, 2005 (the "CUT-OFF DATE") with respect to payments of principal and after the Closing Date (as defined herein) with respect to payments of interest, rights under certain insurance policies with respect to the Housing Loans, the Collection Account and the rights of the Issuer
     Trustee under the Basic Documents. The Trust was created pursuant to the
     Master Trust Deed, dated March 14, 1998 (the "MASTER TRUST DEED"), Notice of Creation of Trust, dated September 6, 2005 and a supplementary terms notice, to be dated on or about September 13, 2005 (the "SUPPLEMENTARY
     TERMS NOTICE"), each among the Issuer Trustee, St.George and the Trust

     Manager, which sets forth specific provisions regarding the Trust and details the provisions of the Notes. The Note Trust Deed, to be dated on or about September 13, 2005 (the "NOTE TRUST DEED") by and among the Issuer
     Trustee, the Trust Manager and The Bank of New York (the "NOTE TRUSTEE")
     provides for the issuance and registration of the Class A-1 Notes in accordance with the terms and conditions attached thereto. St.George will act as seller and as servicer (the "SERVICER") of the Housing Loans. Each of the Trust Manager and St.George are sometimes referred to as a
     "ST.GEORGE PARTY" and collectively are sometimes referred to herein as the
     "ST.GEORGE PARTIES."

         The Trust Manager has prepared and filed with the Securities and
Exchange Commission (the "COMMISSION") in accordance with the provisions of the
Securities Act of 1933, as amended, and the rules and regulations of the
Commission thereunder (collectively, the "SECURITIES ACT"), a registration statement, including a prospectus, relating to the Class A-1 Notes. In addition, the United States Securities Exchange Act of 1934, as amended, is herein referred to as the "EXCHANGE ACT."

         When used in this Agreement, "BASIC DOCUMENTS" shall mean each of the
Master Trust Deed, the Supplementary Terms Notice, the Servicing Agreement, the
Class A-1 Notes, the Security Trust Deed, the Note Trust Deed, the
Fixed-Floating Rate Swap, the Currency Swap, the Basis Swap and the Agency
Agreement. To the extent not defined herein, capitalized terms used herein have the meanings assigned to such terms in the Prospectus (as defined hereinafter).

         In this Agreement, a reference to the Issuer Trustee is a reference to the Issuer Trustee in its capacity as trustee of the Trust only, and in no other capacity. Any reference to the assets, business, property or undertaking of the
Issuer Trustee is a reference to the Issuer Trustee in that capacity only.

         In this Agreement, a reference to any representation, warranty, covenant undertaking or indemnity by St.George or the Trust Manager shall be construed such that a clear distinction exists between St.George and the Trust
Manager in respect of any obligations in accordance with Australian Prudential
Regulatory Authority AGN 120.1.

         Each St.George Party and the Issuer Trustee hereby agree with the several Underwriters named on Schedule A as follows:

     2.  Representations and Warranties of the Issuer Trustee and the St.George
Parties.

    I.   The Issuer Trustee represents and warrants to each Underwriter that:

         (a)   Since the respective dates as of which information is provided in the Registration Statement and the Prospectus (each as defined herein), there has been no material adverse change or any development involving a prospective material adverse change in the condition
         (financial or otherwise) of the Issuer Trustee, except as disclosed in the Prospectus, which is material in the context of the Issuer Trustee performing its obligations and duties under the Class A-1 Notes and each Basic Document to which it is or is to be a party.

         (b)   The Issuer Trustee is a corporation duly incorporated and
         existing under the laws of Australia; it is lawfully qualified and holds all Authorisations (as defined in the Master Trust Deed)
         necessary to carry on its business as described in the Prospectus and to issue the Class A-1 Notes and to act as required by each Basic
         Document to which it is or is to be a party and by law to comply with any requirements which affect the operations or business of the Trust or the Issuer Trustee's obligations under the Basic Documents to which it is a party and no other thing is required to be done by the Issuer
         Trustee (including without limitation the making of any filing or registration) in order to issue the Class A-1 Notes or to execute and act as required by each Basic Document to which it is to be a party.

         (c)   This Agreement has been duly authorized, executed and delivered by the Issuer Trustee.

         (d)   The Class A-1 Notes have been duly authorized, and, when issued, delivered and paid for pursuant to this Agreement, will have been duly executed, issued and delivered and will constitute valid and binding obligations of the Issuer Trustee, entitled to the benefits provided by the Note Trust Deed and the Security Trust Deed, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles. Each of the Basic Documents to which the
         Issuer Trustee is a party have been duly authorized by the Issuer
         Trustee, and, when executed and delivered by the Issuer Trustee and each of the other parties thereto, will constitute a legal, valid and binding obligation of the Issuer Trustee, enforceable against the
         Issuer Trustee in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles.

         (e) The Issuer Trustee is not, nor with the giving of notice or lapse of time or both would be, in violation of or in default under, (i) its
         Constitution or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Issuer Trustee is a party or by which it or any of its properties is bound, except in the case of (ii) for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the Class A-1 Notes and the performance by the Issuer
         Trustee of all of the provisions of its obligations under the Class
         A-1 Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which the
         Issuer Trustee is a party or by which the Issuer Trustee is bound or to which any of the property or assets of the Trust is subject, nor will any such action result in any violation of the provisions of the
         Constitution of the Issuer Trustee or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Issuer Trustee, or any of its properties; and, to the knowledge of the Issuer Trustee, no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the

         issue and sale of the Class A-1 Notes or the consummation by the
         Issuer Trustee of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Class A-1 Notes by the Underwriters.

         (f)   Other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Issuer Trustee, threatened against or affecting the Issuer Trustee or the Trust, or to which the Issuer Trustee is or may be a party or to which the Issuer
         Trustee or any property of the Trust is or may be the subject, which will have an impact on the transactions contemplated by this
         Agreement.

         (g)   The representations and warranties of the Issuer Trustee
         contained in the Basic Documents are true and correct in all material respects.

         (h) To the Issuer Trustee's knowledge, no event has occurred which would entitle the Trust Manager to direct the Issuer Trustee to retire as trustee of the Trust under clause 20 of the Master Trust Deed.

         (i) The Issuer Trustee has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against the Issuer
         Trustee for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets.

         (j) Subject to compliance with Section 128F of the Income Tax
         Assessment Act (1936) (the "TAX ACT") and compliance by the
         Underwriters with Section 10(b) and 10(c) hereto, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with the authorization, execution or delivery of the agreements to which the Issuer Trustee is to be a party or with the authorization, execution, issue, sale or delivery of the Class A-1
         Notes and the performance of the Issuer Trustee's obligations under the Basic Documents, other than, in the case of stamp duty, following a Title Perfection Event (as defined in the Master Trust Deed), to which it is to be a party and payments under the Class A-1 Notes.

         (k) The Class A-1 Notes and the obligations of the Issuer Trustee under the Note Trust Deed will be secured (pursuant to the Security
         Trust Deed) by a first floating charge over the assets of the Trust, subject to the terms of the Security Trust Deed.

         (l) No event has occurred or circumstances arisen which, had the Class
         A-1 Notes already been issued, would (whether or not with the giving of notice and/or the passage

         of time and/or the fulfillment of any other requirement) constitute an
         Issuer Trustee's Default (as defined in the Prospectus).

  II.    Each St.George Party, as to itself only, represents and warrants to each Underwriter and the Issuer Trustee that:

         (a)   The Trust Manager has filed a registration statement on Form
         S-11 (No. 333-127015), including a form of preliminary prospectus, for registration of the Class A-1 Notes under the Securities Act and has filed such amendments thereto and will file such additional amendments thereto and such amended prospectuses as may hereafter be required.
         Such registration statement in the form in which it first became effective and as amended or supplemented thereafter (if applicable)
         and the prospectus constituting a part thereof (including all information deemed to be a part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the Securities Act)
         as amended or supplemented thereafter (if applicable) under the
         Securities Act are herein referred to as the "REGISTRATION STATEMENT"
         and the "PROSPECTUS", respectively, except that if any revised prospectus shall be provided to you for use in connection with the offering of the Class A-1 Notes which differs from the Prospectus on file with the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed pursuant to Rule 424(b)), the term "PROSPECTUS" shall refer to such revised prospectus from and after the time it is first provided to you for such use.

         (b)   The Registration Statement has been declared effective under the
         Securities Act by the Commission. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Trust Manager, threatened by the Commission. The Registration
         Statement and Prospectus (as amended or supplemented if the Trust
         Manager shall have furnished any amendments or supplements thereto)
         comply, or will comply, as the case may be, in all material respects with the Securities Act and the rules and regulations of the
         Commission thereunder and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder
         (collectively, the "TRUST INDENTURE ACT") and do not and will not, as of the applicable effective date of the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated
         therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the
         Closing Date will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to (i) that part of the Registration
         Statement which constitutes the Statement of Eligibility and
         Qualification (Form T-1) of the Note Trustee under the Trust Indenture
         Act and (ii) statements in or omissions from the Registration
         Statement or the Prospectus based upon written information furnished to the Trust Manager by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b).

         (c)   Except as described in the Prospectus, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has been no material adverse change, nor any development involving a prospective material adverse change, in the condition (financial or other), business, properties, stockholders'
         equity or results of operations of such St.George Party taken as a whole.

         (d)   Such St.George Party is a corporation duly incorporated and validly existing under the Corporations Act of the Commonwealth of
         Australia as in effect at the date of this agreement; such St.George
         Party has the power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement and the
         Basic Documents to which it is a party and carry out the transactions contemplated by such Basic Documents; such St.George Party has been duly qualified or licensed for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification or licensing, other than where the failure to be so qualified or licensed or in good standing would not have a material adverse effect on the transactions contemplated herein or in the Basic
         Documents.

         (e)   This Agreement has been duly authorized, executed and delivered by such St.George Party.

         (f)   The Basic Documents to which such St.George Party is a party have been duly authorized by such St.George Party, and upon effectiveness of the Registration Statement, the Note Trust Deed will have been duly qualified under the Trust Indenture Act and, when executed and delivered by the St.George Party which is a party thereto and each of the other parties thereto, each of the Basic Documents to which such St.George Party is a party will constitute a legal, valid and binding obligation of such St.George Party, enforceable against such St.George Party in accordance with its terms, subject as to enforceability to applicable bankruptcy, insolvency, reorganization, conservatorship, receivership, liquidation or other similar laws affecting the enforcement of creditors' rights generally and to general equitable principles; and the Class A-1 Notes and the Basic
         Documents each will conform to the descriptions thereof in the
         Prospectus.

         (g)   Such St.George Party is not, and with the giving of notice, or lapse of time or both would not be, in violation of or in default under, (i) its Constitution or (ii) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any of its properties is bound, except in the case of (ii) for violations and defaults which individually and in the aggregate would not have a material adverse effect on the transactions contemplated herein or in the Basic Documents; the issue and sale of the Class A-1 Notes and the performance by such St.George
         Party of all of the provisions of its obligations under the Class A-1
         Notes, the Basic Documents and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such
         St.George Party is a party or by which such St.George Party is bound or to which any of the property or assets of such St.George

         Party is subject, nor will any such action result in any violation of the provisions of the Constitution of such St.George Party or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such
         St.George Party, or any of its properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Class A-1 Notes or the consummation by such
         St.George Party of the transactions contemplated by this Agreement or the Basic Documents, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act, the Trust Indenture Act and as may be required under state securities or "Blue Sky" laws in connection with the purchase and distribution of the Class A-1 Notes by the
         Underwriters.

         (h)   Except as disclosed in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of such St.George Party, threatened against or affecting such St.George Party or its properties or, to which such
         St.George Party is or may be a party or to which such St.George Party or any property of such St.George Party is or may be the subject, in each case, which will have an impact on the transactions contemplated by this Agreement; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the
         Registration Statement or required to be described in the Registration
         Statement or the Prospectus which are not filed or described as required.

         (i)   The representations and warranties of such St.George Party contained in the Basic Documents are true and correct in all material respects.

         (j)   KPMG LLP are independent public accountants with respect to such
         St.George Party within the meaning of the standards established by the
         American Institute of Certified Public Accountants.

         (k)   Such St.George Party owns, possesses or has obtained all
         Authorisations (as defined in the Master Trust Deed), licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities
         (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to perform its obligations under this Agreement and the
         Basic Documents, and such St.George Party has not received any actual notice of any proceeding relating to revocation or modification of any such Authorisation, license, permit, certificate, consent, order, approval or other authorization; and such St.George Party is in compliance with all laws and regulations necessary for the performance of its obligations under this Agreement and the Basic Documents.

         (l)   To the knowledge of such St.George Party, no event has occurred which would entitle such St.George Party to direct the Issuer Trustee to retire as trustee of the Trust under clause 20 of the Master Trust
         Deed.

         (m)   Such St.George Party has not taken any corporate action nor (to the best of its knowledge and belief) have any other steps been taken or legal proceedings been started or threatened against such St.George
         Party for its winding-up, dissolution or reorganization or for the appointment of a receiver, receiver and manager, administrator, provisional liquidator or similar officer of it or of any or all of its assets.

         (n)   Subject to compliance with Section 128F of the Tax Act and compliance by the Underwriters with Section 10(b) and 10(c) hereto, no stamp or other duty is assessable or payable in, and no withholding or deduction for any taxes, duties, assessments or governmental charges of whatever nature is imposed or made for or on account of any income, registration, transfer or turnover taxes, customs or other duties or taxes of any kind, levied, collected, withheld or assessed by or within, the Commonwealth of Australia or any sub-division of or authority therein or thereof having power to tax in such jurisdiction, in connection with the authorization, execution or delivery of the agreements to which it is to be a party or with the authorization, execution, issue, sale or delivery of the Class A-1 Notes and the performance of such St.George Party's obligations under the agreements to which it is to be a party and the Class A-1 Notes.

         (o)   No event has occurred or circumstances arisen which, had the
         Class A-1 Notes already been issued, would (whether or not with the giving of notice and/or the passage of time and/or the fulfillment of any other requirement) constitute a Manager's Default (as defined in the Prospectus).

         (p)   Since August 23, 2005, there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise) of such St.George Party; and

         (q)   As of the Closing Date, St.George will have transferred to the
         Issuer Trustee a valid equitable assignment of each related Housing
         Loan offered for sale by it to the Issuer Trustee.

         (r)   Neither the Trust nor any St.George Party is an open-end
         investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 3 of the
         United States Investment Company Act of 1940, as amended (the
         "INVESTMENT COMPANY ACT"); and neither of the Trust nor any St.George
         Party is and, after giving effect to the offering and sale of the
         Class A-1 Notes and the application of the proceeds thereof as described in the Prospectus, will not be an "INVESTMENT COMPANY" as defined in the Investment Company Act.

     3.  Purchase, Sale and Delivery of Class A-1 Notes. On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions herein set forth, the Issuer Trustee, at the direction of the Trust Manager, agrees to sell the Class A-1 Notes to the
     Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Issuer Trustee at a purchase price of 100% of the principal amount of the Class A-1 Notes (which amount may be made net of the commissions payable to the Underwriters or such commissions may be paid to the Underwriters as a separate payment, as the Representative and the
     St.George Parties shall agree) the respective principal amount of the

     Class A-1 Notes set forth opposite the name of such Underwriter in Schedule
     A hereto. In addition, the Underwriters shall severally and not jointly be responsible for certain out-of-pocket expenses incurred by the St.George
     Parties in connection with the offering of the Class A-1 Notes, as shall be agreed to separately by the Underwriters and the St.George Parties (and
     such expenses may include a portion of the related attorneys fees incurred by the St.George Parties). Furthermore, if any Class A-1 Notes are offered and sold by an Underwriter pursuant to Section 10(k) hereof, compliance with Section 10(k) shall, in all cases, be at such Underwriter's sole expense.

         The Issuer Trustee will deliver against payment of the purchase price the Class A-1 Notes in the form of one or more permanent Global Notes in definitive form (the "GLOBAL NOTES") deposited with the Note Trustee as custodian for The Depository Trust Company ("DTC") and registered in the name of
Cede & Co., as nominee for DTC. Interests in any permanent Global Notes will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Class A-1 Notes shall be made by the Underwriters in Federal (same day) funds by official bank check or checks or wire transfer to an account at a bank acceptable to the Representative drawn to the order of Barclays Bank PLC (the "Currency Swap Provider") at the office of
Mayer, Brown, Rowe & Maw LLP, 1675 Broadway, New York, New York 10019 not later than 10:00 A.M., New York City time, on September 15, 2005, or at such other time not later than seven full business days thereafter as the Representative and the Trust Manager determine, such time being herein referred to as the
"CLOSING DATE," against delivery to the Note Trustee as custodian for DTC of the
Global Notes representing all of the Class A-1 Notes. The Global Notes will be made available for checking at the above office at least 24 hours prior to the
Closing Date.

     4.  Offering by Underwriters. The St.George Parties and the Issuer Trustee
     understand that the several Underwriters propose to offer the Class A-1
     Notes for sale to the public as set forth in the Prospectus.

     5.  Certain Agreements of the Issuer Trustee and the St.George Parties.

   I.    Each St.George Party, in respect of itself only, covenants and agrees with each of the several Underwriters as follows:

         (a)   The Trust Manager will file with the Commission pursuant to and in accordance with Rule 430A and subparagraph (4) of Rule 424(b)
         copies of an amended Prospectus containing all of the information omitted from the Prospectus in reliance upon Rule 430A at the time the
         Registration Statement became effective. The Trust Manager will advise the Representative promptly of any such filing pursuant to Rule
         424(b).

         (b)   The Trust Manager will advise the Representative promptly of any proposal to amend or supplement the Registration Statement as filed or the related Prospectus and will not effect such amendment or supplementation without the Representative's consent; and the Trust
         Manager will also advise the Representative promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

         (c)   If, at any time when a prospectus relating to the Class A-1
         Notes is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act, the Trust Manager will promptly notify the
         Representative of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representative's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

         (d)   As soon as practicable, the Trust Manager will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the effective date of the
         Registration Statement which will satisfy the provisions of Section
         11(a) of the Securities Act.

         (e)   The Trust Manager will furnish to the Representative copies of the Registration Statement and each amendment (3 of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as a prospectus relating to the Class A-1
         Notes is required to be delivered under the Securities Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case in such reasonable quantities as the Representative requests. The Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, on the business day following the later of the execution and delivery of this
         Agreement or the effective time of the Registration Statement. All other documents shall be so furnished as soon as available. The Trust
         Manager will pay the expenses of printing and distributing to the
         Underwriters all such documents.

         (f)   The Trust Manager will arrange for the qualification of the
         Class A-1 Notes for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the
         Representative designates and will continue such qualifications in effect so long as required for the distribution.

         (g)   So long as the Class A-1 Notes are outstanding, the Trust
         Manager will furnish to the Representative (i) copies of each certificate, the annual statements of compliance and the annual independent certified public accountant's audit report on the financial statements furnished to the Issuer Trustee or the Note
         Trustee pursuant to the Basic Documents by first class mail as soon as practicable after such statements and reports are furnished to the
         Issuer Trustee or the Note Trustee, (ii) copies of each amendment to any of the Basic Documents, (iii) on each Determination Date or as soon thereafter as practicable, the Bond Factor as of the related
         Record Date shall be available to the Representative on Bloomberg and
         Reuters, (iv) copies of all reports or other communications (financial or other) furnished to holders of the Class A-1 Notes, and copies of any reports and financial statements furnished to or filed with the
         Commission, any governmental or regulatory authority or any national securities exchange, and (v)

                                       10

         from time to time such other information concerning the Trust or the
         Trust Manager as the Representative may reasonably request.

         (h)   To the extent, if any, that the ratings provided with respect to the Class A-1 Notes by the Rating Agencies are conditional upon the furnishing of documents or the taking of any other action by the Trust
         Manager, the Trust Manager shall use its best efforts to furnish such documents and take any other such action.

         (i)   The Trust Manager will assist the Representative in making arrangements with DTC, Euroclear and Clearstream, Luxembourg concerning the issue of the Class A-1 Notes and related matters.

         (j)   The Trust Manager will not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A-1 Notes not being assigned the ratings referred to in Section 6(n) below.

         (k)   St.George will pay all expenses incident to the performance of the St.George Parties' obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of underwriters' counsel and issuers' counsel) incurred in connection with qualification of the Class A-1 Notes for sale under the laws of such jurisdictions as the Representative designates and the printing of memoranda relating thereto, for any fees charged by the independent accountants, for any fees charged by the rating agencies for the rating of the Class A-1 Notes, for any travel expenses of any of the
         St.George Parties' officers and employees and any other expenses of either St.George Party in connection with attending or hosting meetings with prospective purchasers of the Class A-1 Notes and for expenses incurred in distributing preliminary prospectuses and the
         Prospectus (including any amendments and supplements thereto) to the
         Underwriters.

         (l)   St.George Bank will indemnify and hold harmless the Underwriters against any documentary, stamp or similar issue tax, including any interest and penalties, on the creation, issue and sale of the Class
         A-1 Notes and on the execution and delivery of this Agreement. All payments to be made by the Issuer Trustee and the St.George Parties hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Trust Manager is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Trust
         Manager shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

         (m)   The St.George Party will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to asset-backed securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative for a period beginning at the date of this Agreement and ending at the later of the
         Closing Date or the lifting of trading restrictions by the
         Representative.

                                       11

         (n)   So long as the Class A-1 Notes are outstanding, the Trust
         Manager will not be or become (nor permit the Trust to be or become), an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
         Section 8 of the Investment Company Act.

  II.    The Issuer Trustee covenants and agrees with each of the several
Underwriters as follows:

         (a)   The Issuer Trustee will use the net proceeds received by the
         Issuer Trustee from the sale of the Class A-1 Notes pursuant to this
         Agreement in the manner specified in the Prospectus under the caption
         "Use of Proceeds".

         (b)   The Issuer Trustee will pay any stamp duty or other issue, transaction, value added or similar tax, fee or duty (including court fees) in relation to the execution of, or any transaction carried out pursuant to, the Basic Documents or in connection with the issue and distribution of the Class A-1 Notes or the enforcement or delivery of this Agreement.

         (c)   The Issuer Trustee will use all reasonable efforts to procure satisfaction on or before the Closing Date of the conditions referred to in Section 6 below and, in particular (i) the Issuer Trustee shall execute those of the Basic Documents required to be executed by the
         Issuer Trustee not executed on the date hereof on or before the
         Closing Date, and (ii) the Issuer Trustee will assist the
         Representative to make arrangements with DTC, Euroclear and
         Clearstream, Luxembourg concerning the issue of the Class A-1 Notes and related matters.

         (d)   The Issuer Trustee will procure or cause to be procured that the charges created by or contained in the Security Trust Deed are registered within all applicable time limits in all appropriate registers.

         (e)   The Issuer Trustee will perform all its obligations under, and subject to, each of the Basic Documents to which it is a party which are required to be performed prior to or simultaneously with closing on the Closing Date.

         (f)   The Issuer Trustee will not take, or cause to be taken, any action and will not knowingly permit any action to be taken which it knows or has reason to believe would result in the Class A-1 Notes not being assigned the ratings referred to in Section 6(n) below.

         (g)   The Issuer Trustee will not prior to or on the Closing Date amend the terms of any Basic Document to which it is a party nor execute any of the Basic Documents to which it is a party other than in the agreed form without the consent of the Representative.

     6.  Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Class A-1 Notes on the
     Closing Date will be subject to the accuracy of the representations and warranties on the part of the St.George Parties and the Issuer Trustee herein, to the accuracy of the statements of officers of the St.George
     Parties and the Issuer Trustee made pursuant to the provisions hereof, to the performance of the St.George Parties and the Issuer Trustee of their obligations hereunder and to the following additional conditions precedent:

                                       12

         (a)   The Registration Statement shall have become effective, or if a post-effective amendment is required to be filed under the Securities
         Act, such post-effective amendment shall have become effective, not later than 5:00 P.M., New York City time, on the date hereof or on such later date to which you have consented; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission.
         The Prospectus, including all price-related information previously omitted from the prospectus which formed a part of the Registration
         Statement at the time it became effective, in accordance with Rule
         430A, shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 5.1.(a) hereof; and prior to the
         Closing Date the Trust Manager shall have provided evidence satisfactory to the Representative of such timely filing, and all requests for additional information shall have been complied with to the satisfaction of the Representative.

         (b)   Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of any of the
         St.George Parties, the Issuer Trustee or any Swap Party and their respective subsidiaries, in each case, taken as one enterprise, which, in the judgment of a majority in interest of the Underwriters including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Class A-1 Notes; (ii) any downgrading in the rating of any debt securities of any of the Trust
         Manager, St.George, the Issuer Trustee or any Swap Party by any
         "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of the Class A-1 Notes or any debt securities of any of the Trust Manager, St.George, the Issuer Trustee or any Swap Party
         (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in United States, Australian or
         international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters, including the
         Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Class A-1 Notes, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, the London
         Stock Exchange or any other exchange on which the Class A-1 Notes are listed, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of any of the Trust
         Manager, St.George, the Issuer Trustee or any Swap Party on any
         exchange or in the over-the-counter market; (v) any banking moratorium declared by U.S. Federal, New York, London, England or Australian
         authorities; (vi) any material disruption in the settlement or clearance services of DTC, Euroclear or Clearstream; or (vii) any outbreak or escalation of major hostilities or material act of terrorism involving the United States, the United Kingdom or
         Australia, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of
         a

                                       13

         majority in interest of the Underwriters, including the
         Representative, the effect of any such outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Class A-1 Notes.

         (c)   The Representative shall have received a certificate, dated the
         Closing Date, of the managing director, director or any chief general manager of each St.George Party and (as to paragraphs (i) and (ii)
         below only) of an authorized officer of the Issuer Trustee in which such officers, to the best of their knowledge after reasonable investigation, shall state that: (i) the representations and warranties of such entity in this Agreement are true and correct; (ii)
         such entity has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) in the case of the Trust Manager, no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and (iv) subsequent to the date of the most recent financial statements supplied by the
         St.George Parties to the Underwriters or the Representative on behalf of the Underwriters, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of such entity and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

         (d)   Allens Arthur Robinson, Australian counsel for St.George, the
         Trust Manager and the Servicer, shall have furnished to the
         Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, a copy of which opinion is attached hereto as Exhibit A.

         (e)   Allens Arthur Robinson, Australian tax counsel for St.George, the Trust Manager and the Servicer, shall have furnished to the
         Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters, a copy of which opinion is attached hereto as Exhibit B.

         (f)   The Representative shall have received two letters, one dated the date hereof and one dated the Closing Date, of KPMG LLP confirming that they are independent public accountants within the standards established by the American Institute of Certified Public Accountants
         and the meaning of the Securities Act and the applicable published rules and regulations thereunder (the "RULES AND REGULATIONS") and stating to the effect that they have compared specified dollar amounts
         (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the
         St.George Parties and their subsidiaries subject to the internal controls of such parties' accounting system or are derived directly from such records by analysis or computation or from the collateral tape containing the description of the Housing Loans) with the results obtained from inquiries,

                                       14

         a reading of such general accounting records and collateral tape and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

         (g)   Mayer, Brown, Rowe & Maw LLP, United States counsel for the
         St.George Parties, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, a copy of which opinion is attached hereto as Exhibit C.

         (h)   Mayer, Brown, Rowe & Maw LLP, United States federal income tax counsel for the St.George Parties, shall have furnished to the
         Representative their written opinion, dated the Closing Date, to the effect that, the statements contained in the Prospectus under the heading "United States Federal Income Tax Matters", to the extent that they constitute matters of federal law or legal conclusions with respect thereto, while not purporting to discuss all possible consequences of investment in the Class A-1 Notes, are correct in all material respects with respect to those consequences or matters that are discussed therein.

         (i)   Mayer, Brown, Rowe & Maw LLP, United States counsel for the
         St.George Parties, shall have furnished to the Representative a supplemental letter, dated the Closing Date, to the effect that, no information has come to such counsel's attention that causes such counsel to believe that (A) the Registration Statement, as of the time it became effective or as of such Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (B) the Prospectus, as of the date of the Prospectus or as of such Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; it being understood that such supplemental letter is subject to all of the qualifications, assumptions and exceptions set forth therein.

         (j)   Mallesons Stephen Jaques, Australian counsel for the Issuer
         Trustee, shall have furnished to the Representative their written opinion, dated the Closing Date, in form and substance satisfactory to the Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

         (k)   White and Case LLP, counsel for the Note Trustee, shall have furnished to the Representative their written opinion, dated the
         Closing Date, in form and substance satisfactory to the
         Representative, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

         (l)   Counsel to the Currency Swap Provider shall have furnished to the Representative and the St.George Parties their written opinions in form and substance satisfactory to the Representative.

                                       15

         (m)   McKee Nelson LLP, special United States counsel to the
         Representative and the Underwriters, shall have furnished to the
         Representative their written opinion, dated the Closing Date, with respect to the Registration Statement, the Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

         (n)   The Representative shall have received a letter or letters from each counsel delivering any written opinion to any Rating Agency in connection with the transaction described herein which is not otherwise described in this Agreement allowing the Representative to rely on such opinion as if it were addressed to the Representative.

         (o)   At the Closing Date, the Class A-1 Notes shall have been rated
         "AAA" by Standard & Poor's Ratings Group, A Division of The McGraw-Hill
         Companies, Inc. ("STANDARD & POORS"), "Aaa" by Moody's Investors
         Service, Inc. ("MOODY'S") and "AAA" by Fitch Australia Pty Ltd ("FITCH"
         and together with Moody's and Standard & Poor's, the "RATING AGENCIES")
         as evidenced by letters from the Rating Agencies.

         (p)   The execution and delivery by all parties thereto of the Basic
         Documents on or prior to the Closing Date.

         (q)   Each class of the Other Notes will have been validly issued by the Issuer Trustee upon the directions of the Trust Manager and are outstanding without any default thereon.

         (r)   On or prior to the Closing Date the St.George Parties and the
         Issuer Trustee shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request.

         (s)   On or prior to the Closing Date, the Currency Swap Provider shall have executed a verification certificate in a form reasonably satisfactory to the St.George Parties, the Issuer Trustee and the
         Representative.

   7.    Indemnification and Contribution.

          (a)   Each of St.George and the Trust Manager, severally, agrees to indemnify and hold harmless each Underwriter and the Issuer Trustee, its partners, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the
          Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such
          Underwriter or the Issuer Trustee may become subject, under the
          Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the
          Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein

                                       16

         or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter or the Issuer Trustee in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither
         St.George nor the Trust Manager will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to St.George or the Trust Manager by (i) any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below or (ii) the
         Currency Swap Provider, for inclusion in the Prospectus under the heading "Description of the Notes--The Currency Swap
         Provider--Barclays Bank PLC;" and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus the indemnity agreement contained in this paragraph (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased the Class A-1 Notes concerned, to the extent that a prospectus relating to such Class A-1
         Notes was required to be delivered by such Underwriter under the
         Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Underwriter results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Class A-1 Notes to such person, a copy of the Prospectus if the Trust Manager had previously furnished copies thereof to such Underwriter at least two Business
         Days prior to the delivery of the related written confirmations regarding the sale of such Class A-1 Notes to investors.

         (b)   Each Underwriter will severally and not jointly indemnify and hold harmless St.George, the Issuer Trustee and the Trust Manager,
         their respective partners, their respective directors and their respective officers and each person, if any, who controls such company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such company may become subject, under the
         Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of any material fact contained in the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Trust Manager by such Underwriter through the
         Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by St.George,

         the Issuer Trustee or the Trust Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: (i) the concession and reallowance percentages appearing in the third paragraph under the caption "Plan of
         Distribution" and (ii) the information contained in the seventh and eighth paragraphs under the caption "Plan of Distribution"; provided, however, that the Underwriters shall not be liable for any losses, claims, damages or liabilities arising out of or based upon the Trust
         Manager's failure to perform its obligations under Section 5.I.(b) of this Agreement.

         (c)   Promptly after receipt by an indemnified party under this
         paragraph (c) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i)
         includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and
         (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

         (d)   If the indemnification provided for in this Section is
         unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the St.George Parties and the Issuer Trustee on the one hand and the Underwriters on the other from the offering of the Class A-1 Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the St.George Parties and the Issuer Trustee on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable

                                       18

         considerations. The relative benefits received by the St.George
         Parties and the Issuer Trustee on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the St.George Parties and the Issuer Trustee bear to the total underwriting discounts and commissions received by the Underwriters.
         The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the St.George Parties and the
         Issuer Trustee or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). In addition, nothing in this Section 7 shall require any of the St.George
         Parties or any Underwriter to contribute to the amount paid or payable by any St.George Party or any Underwriter, as applicable, from any losses, claims, damages or liabilities arising out of or based on information contained in or omitted from the information set forth in the Prospectus under the heading "Description of the Notes--The
         Currency Swap Provider--Barclays Bank PLC." Notwithstanding the
         provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Class A-1 Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection
         (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

         (e)   The obligations of a St.George Party and the Issuer Trustee under this Section shall be in addition to any liability which such
         St.George Party and the Issuer Trustee may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act;
         and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of a St.George Party or the Issuer Trustee, to each officer of a St.George Party or the Issuer Trustee who has signed the
         Registration Statement and to each person, if any, who controls a
         St.George Party or the Issuer Trustee within the meaning of the
         Securities Act.

         (f)   To the extent that any payment of damages by St.George or the
         Trust Manager pursuant to subsection 7(a) above is determined to be a payment of damages pursuant to paragraph 15 of Guidance Note AGN
         120.3- "Purchase and Supply of Assets (including Securities issued by
         SPVs)", being a Guidance Note to Prudential Standard APS 120- "Funds
         Management and Securitisation" or any successor thereto such payment shall be

                                       19

         subject to the terms therein (or the terms of any equivalent provision in any replacement of Prudential Standard APS 120).

         (g)   The remedies provided in this Section 7, are not exclusive and shall not limit any rights or remedies which may otherwise by available to any indemnified party at law or in equity.

     8.  Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Class A-1 Notes hereunder on the Closing Date and the aggregate principal amount of Class A-1 Notes that such defaulting
     Underwriter or Underwriters agreed but failed to purchase does not exceed
     10% of the total principal amount of Class A-1 Notes that the Underwriters are obligated to purchase on such Closing Date, the Representative may make arrangements satisfactory to the Trust Manager for the purchase of such
     Class A-1 Notes by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting
     Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Class A-1 Notes that such defaulting Underwriters agreed but failed to purchase on such Closing Date.
     If any Underwriter or Underwriters so default and the aggregate principal amount of Class A-1 Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Class A-1 Notes that the
     Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Representative and the Trust Manager for the purchase of such Class A-1 Notes by other persons are not made within
     36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Trust
     Manager, except as provided in Section 9. As used in this Agreement, the term "UNDERWRITER" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9.  Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the St.George Parties, the Issuer Trustee or their respective officers and of the several Underwriters set forth in or made pursuant to this
     Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the St.George Parties, the Issuer Trustee or any of
     their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Class A-1 Notes.
     If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Class A-1 Notes by the Underwriters is not consummated, each St.George Party, severally in respect of itself, shall remain responsible for the expenses to be paid or reimbursed by it pursuant to
     Section 5 and the respective obligations of such St.George Party, the
     Issuer Trustee and the Underwriters pursuant to Section 7 shall remain in effect, and if any Class A-1 Notes have been purchased hereunder the representations and warranties in Section 2 and all obligations under
     Section 5 shall also remain in effect. If the purchase of the Class A-1
     Notes by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv), (v), (vi)
     or (vii) of Section 6(b), each St.George Party, severally, will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Class A-1 Notes.

                                       20

     10. Selling Restrictions.

         (a)   No offering circular, prospectus or other disclosure document in relation to any Class A-1 Notes has been lodged with the Australian Securities and Investments Commission or the Australian Stock Exchange Limited. Each
Underwriter severally (but not jointly) represents and agrees that in connection with the distribution of the Class A-1 Notes:

                    (1)   it has not, directly or indirectly, offered for issue
                    or sale or invited applications for the issue of or for
                    offers to purchase nor has it sold, the Class A-1 Notes;

                    (2)   it will not, directly or indirectly, offer for issue
                    or sale or invited applications for the issue of or for
                    offers to purchase nor will it sell the Class A-1 Notes; and

                    (3)   it has not distributed and will not distribute any
                    draft, preliminary or definitive offering circular, or any advertisement or other offering material,

         in the Commonwealth of Australia, its territories or possessions
         ("AUSTRALIA") unless:

                 (I)      the amount payable for the Class A-1 Notes on
                          acceptance of the offer by each offeree or invitee is
                          a minimum amount of A$500,000 (or its equivalent in
                          another currency) (disregarding amounts, if any, lent
                          by Crusade Management Pty Limited or other person
                          offering the Class A-1 Notes or any associate of them,
                          which will also include for this purpose the Issuer
                          Trustee) or the offer or invitation is otherwise an
                          offer or invitation for which no disclosure is
                          required to be made under Part 6D.2 of the
                          Corporations Act 2001 (Cth) (the "CORPORATIONS ACT")
                          as then in effect and the Corporations Regulations
                          made under the Corporations Act as then in effect; and

                (II)      the offer, invitation or distribution complies with
                          all applicable laws, regulations and directives in
                          relation to the offer, invitation or distribution and
                          does not require any document to be lodged with the
                          Australian Securities and Investments Commission or
                          the Australian Stock Exchange Limited.

         (b)   Each Underwriter severally (but not jointly) agrees that, in connection with the primary distribution of the Class A-1 Notes, it will not sell any Class A-1 Notes to any person if, at the time of such sale, the employees of the Underwriter aware of, or involved in, the sale actually knows
(but without an obligation on such Underwriter to make any inquiry) or has reasonable grounds to suspect, that as a result of such sale, such Class A-1
Notes or any interest in such Class A-1 Notes were being, or would later be acquired (directly or indirectly) by an Offshore Associate of the Issuer Trustee
(other than in the capacity of a dealer, manager or underwriter in relation to a placement of the Class A-1 Notes or in the capacity of a clearing house, custodian, funds manager or responsible entity of an Australian scheme).

                                       21

For purposes of this Section 10 an "OFFSHORE ASSOCIATE" of the Issuer Trustee
means an "associate" within the meaning of Section 128F of the Tax Act
(including for this purpose, any associates of Crusade Management Limited as a beneficiary of the Trust) that is either:

                    (1)   a non resident of Australia that does not acquire the
                    Class A-1 Notes in carrying on business at or through a
                    permanent establishment in Australia; or

                    (2)   a resident of Australia that acquires the Class A-1
                    Notes in carrying on a business at or through a permanent
                    establishment outside Australia.

Notwithstanding the foregoing, for purposes of this Section 10, an Underwriter will be considered to have actual knowledge or reasonable grounds to suspect that an entity is an Offshore Associate of the Issuer Trustee only if that entity is identified on the lists that are to be provided to the Representative by the Issuer Trustee and St.George Bank (collectively, the "LIST").

         (c)   Each Underwriter (severally, not jointly) agrees that it must offer the Class A-1 Notes for which it subscribes for sale within 30 days of the issue of those Class A-1 Notes. Such offer must only be by one of the following means (or a combination thereof):

                    (1)   as a result of negotiations being initiated by the
                    underwriter in electronic form on Reuters or the Bloomberg
                    System or any other electronic financial information system which is used by financial markets for dealing in notes such as the Class A-1 Notes, specifying in such offer the name of the issuer, the name of the issuer trust, the maturity date of the Class A-1 Notes, the principal amount of the Class
                    A-1 Notes and the price at which the Class A-1 Notes are
                    offered for sale; or

                    (2)   to at least 10 persons each of whom was carrying on a
                    business of providing finance, or investing or dealing in
                    securities, in the course of operating in financial markets who was not actually known (but without an obligation on
                    such Underwriter to make any inquiry) or reasonably
                    suspected by the employees of each Underwriter acting in
                    relation to the sale to be an associate (as defined in
                    Section 128F of the Tax Act) of any other person covered by this sub-paragraph (2); or

                    (3)   to at least 100 persons who it would be reasonable to
                    regard as either having acquired instruments similar to the
                    Class A-1 Notes in the past or as likely to be interested in acquiring Class A-1 Notes.

         (d)   Each Underwriter (severally, not jointly) agrees that it will provide the Issuer Trustee (within five Business Days of the offer of such Class
A-1 Notes by it) a written statement which sets out the details of the relevant offer.

         (e)   Each Underwriter (severally, not jointly) agrees to co-operate with reasonable requests from the Issuer Trustee for information for the purposes of assisting the Issuer Trustee

                                       22

to demonstrate that the public offer test under Section 128F of the Tax Act has been satisfied, provided that no Underwriter shall be obliged to disclose:

                    (1)   the identity of the purchaser of any Class A-1 Note,

                    (2)   any information from which such identity might/would
                    be capable of being ascertained,

                    (3)   any information the disclosure of which would be
                    contrary to or prohibited by any relevant law, regulation or directive, or

                    (4)   any information or documentation after a period of 4
                    years from the lodgment of the income tax return by the
                    Issuer Trustee for the financial year ending 30 September
                    2005.

         (f)   Each Underwriter (severally and not jointly) agrees that:

                    (i)   it has not offered or sold and will not offer or sell
                          any Class A-1 Notes to persons in the United Kingdom
                          except to persons which have not resulted and will not
                          result in an offer to the public in the United Kingdom
                          within the meaning of the Financial Services and
                          Markets Act 2000 (the "FSMA");

                    (ii)  it has complied with and will comply with all
                          applicable provisions of the FSMA with respect to
                          anything done by it in relation to the Class A-1 Notes
                          in, from or otherwise involving the United Kingdom;
                          and

                    (iii) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated,
                          an invitation or inducement to engage in investment
                          activity (within the meaning of section 21 of the
                          FSMA) received by it in connection with the issue or
                          sale of such Class A-1 Notes in circumstances in which
                          Section 21(1) of the FSMA does not apply to the Issuer
                          Trustee.

         (g)   Each Underwriter (severally and not jointly) has represented, warranted and agreed that it has complied with and will comply with all applicable provisions of the Irish Companies Acts 1963 to 2005, the Investment
Intermediaries Act, 1995 (as amended) including, without limitation, Sections 9 and 50 and will conduct itself in accordance with any Code of Conduct drawn up pursuant to Section 37 with respect to anything done by it in relation to the
Class A-1 Notes.

         (h)   Each Underwriter (severally and not jointly) acknowledges that

(1) the Prospectus has not been and will not be registered as a prospectus with the Monetary Authority of Singapore and (2) the Class A-1 Notes will be issued pursuant to exemptions invoked under the Securities and Futures Act, Chapter 289 of Singapore (the "SECURITIES AND FUTURES ACT"). Accordingly, each Underwriter
(severally and not jointly) represents and agrees that neither the Prospectus nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the Class A-1 Notes will be distributed or circulated by it nor will the Class A-1

                                       23

Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly in Singapore other than to (i) persons in Singapore under circumstances in which any offer, sale or invitation of Class A-1 Notes does not constitute an offer, sale or invitation to the public in Singapore; or (ii) the public or any member of the public in
Singapore pursuant to, and in accordance with the conditions of, an exemption invoked under Sub-division (4) of Division 1 of Part XIII of or other applicable provision of the Securities and Futures Act and to persons to whom any Class A-1
Notes may be offered or sold under any such exemptions.

         (i)   Each Underwriter (severally and not jointly) agrees that:

                    (1)   it has not offered or sold and will not offer or sell
                    in Hong Kong, by means of any document, any Class A-1 Notes other than:

                          (A)   to persons whose ordinary business it is to buy
                    or sell shares or debentures (whether as principal or agent)
                    or to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or

                          (B)   in other circumstances which do not result in
                    the document being a "prospectus" as defined in the
                    Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of the
                    Ordinance; and

                    (2)   it has not issued or had in its possession for the
                    purposes of issue and will not issue or have in its
                    possession for the purpose of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document
                    relating to the Class A-1 Notes which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to
                    Class A-1 Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures
                    Ordinance (Cap. 571) of Hong Kong and any rules made
                    thereunder.

         (j)   Each  underwriter  (severally and not jointly) agrees that the
Class A-1 Notes may not be offered, sold or distributed in the Kingdom of Spain save in accordance with the requirements of the Spanish Securities Market Law of
28 July 1988 (Ley24/1988, de 28 Julio, del Mercado de Valores) as amended and restated, and Royal Decree 291/1992, of 27 March, on Issues and Public Offerings
of Securities (Real Decreto 291/1992, de 27 de marzo, sobre Emisiones y Ofertas
Publicas de Venta de Valores) as amended and restated and the decrees and regulations made thereunder. Neither the Class A-1 Notes nor the Prospectus have been verified or registered in the administrative registries of the Spanish
Securities Markets Commission (Comision Nacional del Maercado de Valores).
Accordingly, the Class A-1 Notes may not be sold, offered or distributed in
Spain except in circumstances which do not constitute a public offer of securities in Spain within the meaning of the Spanish Securities Market Law and further relevant legislation or without complying with all legal and regulatory requirements in relation thereto.

                                       24

         (k)   Each Underwriter (severally and not jointly) acknowledges that no representation is made by the Issuer Trustee or any St.George Party that any action has been or will be taken in any jurisdiction outside the United States by the Issuer Trustee or any Underwriter that would permit a public offering of the Class A-1 Notes, or possession or distribution of the Prospectus or any other offering material, in any country or jurisdiction where action for that purpose is required. Each underwriter (severally and not jointly) agrees that:
the distribution of the Prospectus and the offering and sale of the Class A-1
Notes in certain other foreign jurisdictions may be restricted by law. The Class
A-1 Notes may not be offered or sold, directly or indirectly, and neither this
Prospectus nor any form of application, advertisement or other offering material may be issued, distributed or published in any country or jurisdiction, unless permitted under all applicable laws and regulations. Each underwriter agrees
(severally and not jointly) to comply with all applicable securities laws and regulations in each jurisdiction in which it purchases, offers, sells or delivers Class A-1 Notes or possesses or distributes the Prospectus or any other offering material.

     11. Certain Matters Relating to the Issuer Trustee. The Issuer Trustee
     enters into this Agreement only in its capacity as trustee of the Trust and in no other capacity. A liability arising under or in connection with this
     Agreement or the Trust is limited to and can be enforced against the Issuer
     Trustee only to the extent to which it can be satisfied out of assets and property of the Trust which are available to satisfy the right of the
     Issuer Trustee to be exonerated or indemnified for such liability. This limitation of the Issuer Trustee's liability applies despite any other provisions of this Agreement and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or Transaction related to this
     Agreement or the Trust.

         The parties other than the Issuer Trustee may not sue the Issuer
Trustee in any capacity other than as trustee of the Trust or seek the appointment of a receiver (except under the Security Trust Deed) or a liquidator, an administrator or any other similar person to the Issuer Trustee or prove in any liquidation, administration or arrangements of or affecting the
Issuer Trustee.

         The provisions of this Section 11 shall not apply to any obligation or liability of the Issuer Trustee to the extent that it is not satisfied because under a Basic Document or by operation of law there is a reduction in the extent of the Issuer Trustee's indemnification or exoneration out of the assets of the
Trust as a result of the Issuer Trustee's fraud, negligence or Default (as defined in the Master Trust Deed).

         It is acknowledged that the Trust Manager, the Approved Seller, the
Servicer, the Custodian, the Currency Swap Provider, the Redraw Facility
Provider, the Swap Providers, the Note Trustee, the Principal Paying Agent, the
other Paying Agents, the Note Registrar, the Calculation Agent, and the Agent
Bank (each, a "RELEVANT PARTY") are responsible under the Transaction Documents
(as defined in the Master Trust Deed) for performing a variety of obligations relating to the Trust. No act or omission of the Issuer Trustee (including any related failure to satisfy its obligations under the Transaction Documents) will be considered fraud, negligence or Default (as defined in the Master Trust
Agreement) of the Issuer Trustee for the purpose of this Agreement to the extent to which the act or omission was caused or contributed

                                       25

to by any failure by any Relevant Party or any other person who has been delegated or appointed by the Issuer Trustee in accordance with the Transaction
Documents (as defined in the Master Trust Deed) to fulfill its obligations relating to the Trust or by any other act or omission of a Relevant Party or by any other such person.

     12. Consent to Jurisdiction; Appointment of Agent to Accept Service of
     Process; Satisfaction of Obligations in United States Dollars.

         Each of the St.George Parties and the Issuer Trustee hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of
Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the
St.George Parties and the Issuer Trustee irrevocably appoints CT Corporation,
111 Eighth Avenue, 13th Floor, New York, New York 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such agent, and written notice of said service to it by the person serving the same to the address provided in Section 16, shall be deemed in every respect effective service of process upon it in any such suit or proceeding. Each of the
St.George Parties and the Issuer Trustee further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for so long as the Class A-1 Notes remain outstanding.

         The obligation of any of the St.George Parties or the Issuer Trustee in
respect of any sum due to any Underwriter shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Underwriter of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such
Underwriter may in accordance with normal banking procedures purchase United
States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Underwriter hereunder, each of the St.George Parties and the Issuer Trustee agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss.

     13. Foreign Taxes. All payments to be made by the Issuer Trustee and any
     St.George Party hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Issuer Trustee or such St.George Party, as applicable, is compelled by law to deduct or withhold such taxes, duties or charges. In that event, the Issuer Trustee or such St.George Party, as applicable, shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made.

     14. Waiver of Immunities. To the extent that any of the Issuer Trustee and
     St.George Parties or any of their properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or

                                       26

     for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection this Agreement, the Issuer Trustee and the St.George Parties, as
     applicable, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.

     15. Judgment Currency. If any judgment or order in any legal proceeding against any of the Issuer Trustee and the St.George Parties is given or made for any amount due hereunder and such judgment or order is expressed and paid in a currency (the "JUDGMENT CURRENCY") other than United States dollars and there is any variation as between (i) the rate of exchange (the
     "JUDGMENT RATE") at which the United States dollar amount is converted into
     Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange (the "MARKET RATE") at which the person to whom such amounts is paid (the "PAYEE") is able to purchase United States dollars with the amount of the Judgment Currency actually received by the holder, then the difference, expressed in United States dollars, between such amount calculated at the Judgment Rate and such amount calculated at the
     Market Rate shall be indemnified (a) if negative by the Issuer Trustee and the St.George Parties, as applicable, to the Payee and (b) if positive by the Payee to the Issuer Trustee and the St.George Parties, as applicable.
     The foregoing indemnity shall constitute a separate and independent obligation of the Issuer Trustee, the Trust Manager and St.George or the
     Payee, as the case may be, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "RATE OR
     EXCHANGE" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

     16. Absence of Fiduciary Relationship. St.George, the Issuer Trustee and
     the Trust Manager each acknowledge and agree that the Underwriters are acting solely in the capacity of an arm's length contractual counterparty to each of St.George, the Issuer Trustee and the Trust Manager with respect to the offering of the Class A-1 Notes contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, St.George, the Issuer
     Trustee, the Trust Manager or any other person. Additionally, neither the
     Representative nor any other Underwriter is advising St.George, the Issuer
     Trustee, the Trust Manager or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of
     St.Geroge, the Issuer Trustee and the Trust Manager shall consult with its own respective advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to St.George, the Issuer Trustee or the Trust
     Manager with respect thereto. Any review by the Underwriters of St.George, the Issuer Trustee or the Trust Manager, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of
     St.George, the Issuer Trustee and the Trust Manager.

     17. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at 200 Park Avenue, 5th Floor, New York, NY 10166,
     Attention: Associate General Counsel; if sent to the Trust Manager will be mailed, delivered or telegraphed and confirmed to the Trust Manager at c/o
     Company Secretary, level 4, 4-16 Montgomery Street, Kogarah NSW 2217

                                       27

     (Facsimile No. 612-9236-1899), Attention: Manager Securitisation if sent to the Issuer Trustee, mailed, delivered or telegraphed and confirmed to the
     Issuer Trustee at Level 7, 9 Castlereagh Street, Sydney, New South Wales
     2000 (Facsimile No. 612-9221-7870), Attention: Manager, Securitisation; and
     if sent to St.George, mailed, delivered or telegraphed and confirmed to
     St.George at Level 4, 4-16 Montgomery Street, Kogarah NSW 2217 (Facsimile
     No. 612-9236-1899), Attention: Manager Securitisation; provided, however, that any notice to an Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     18. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     19. Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

     20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     21. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
     ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO
     PRINCIPLES OF CONFLICTS OF LAWS.

                                       28

         If the foregoing is in accordance with the Representative's understanding of our agreement, kindly sign and return the enclosed counterparts hereof, whereupon it will become a binding agreement between the parties listed below in accordance with its terms.

                                      Very truly yours,

                                      CRUSADE MANAGEMENT LIMITED

                                      By:
                                         --------------------------------
                                         Name:
                                         Title:

                                       29

                                      PERPETUAL TRUSTEES
                                       CONSOLIDATED LIMITED

                                      By:
                                         ---------------------------------
                                         Name:
                                         Title:

                                       30

                                      ST.GEORGE BANK LIMITED

                                      By:
                                         -------------------------------
                                         Name:
                                         Title:

                                       31

The foregoing Underwriting Agreement is
hereby confirmed and accepted as of the day
first above written

BARCLAYS CAPITAL INC.,
acting on behalf of itself as the Representative
of the several Underwriters

By:
   ----------------------------------------------
   Name:
   Title:

By:
   ----------------------------------------------
   Name:
   Title:

                                       32

SCHEDULE A
----------

                                                 PRINCIPAL AMOUNT OF CLASS A-1
Underwriter                                      NOTES TO BE PURCHASED
-------------------------------------------      -------------------------------

Barclays Capital Inc.                            US$500,000,000

J.P. Morgan Securities Inc.                      US$500,000,000

Total                                            US$1,000,000,000

                                       33

                        CRUSADE GLOBAL TRUST NO 2 OF 2005

       Certificate pursuant to section 6(c) of the Underwriting Agreement

Date: September 15, 2005

Barclays Capital Inc.
 as Representative of the several Underwriters,
200 Park Avenue, 5th Floor
New York, NY 10166

I hereby certify that, to the best of my knowledge after reasonable investigation:

         (i)  the representations and warranties of Perpetual Trustees
              Consolidated Limited, in its capacity as trustee of the Crusade
              Global Trust No. 2 of 2005 (the "Issuer Trustee"), in the
              Underwriting Agreement dated September 9, 2005 among Barclays
              Capital Inc., as representative (the "Representative") of the
              Underwriters listed in Schedule A to that agreement (the
              "Underwriters"), Crusade Management Limited, the Issuer Trustee
              and St.George Bank Limited (the "Underwriting Agreement") are true and correct; and

         (ii) the Issuer Trustee has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the
              Underwriting Agreement.

                                   By:
                                       ------------------------------------
                                       Name:
                                       Title:

                                       34